                                 Avg Ann-CDSL (2)
                                                                  EXHIBIT 99.16C


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
                                                            Since Inception
     Global Growth Fund Class C                             Average Annual                   Since Inception
October 31, 1997 to December 31, 1997                         Total Return                     Total Return*
========================================                    ================                 ================
Initial Investment                                          $      1,000.00                  $      1,000.00

Divided by Initial Net Asset Value                                    10.00                            10.00
                                                            ---------------                  ----------------

Equals Shares Purchased                                             100,000                          100,000

Plus Shares Acquired through Dividend Reinvestment                      --                               --
                                                            ---------------                  ----------------

Equals Shares held at Ending Period Date                            100,000                          100,000

Multiplied by Net Asset Value at Ending Period Date                    9.89                             9.98
                                                            ----------------                 ----------------

Equals Ending Value before Deduction of CDSL
 at Period End Date                                                  888.00                           888.00

Less Deferred Sales Charge                                             9.98                             --
                                                            ----------------                 ----------------

Equals Ending Redeemable Value (ERV) at Period End Date     $        989.01                  $        989.00

Divide ERV by $1000 (P)                                              0.9880                           0.9990

Subtract 1                                                          -0.0110                          -0.0010

Expressed as a Percentage - Equals the
 Aggregate Total Return for the Period                               -1.10%
                                                            ===============

Expressed as a Percentage - Equals the
 Aggregate Total Return for the Period                                                                -0.10%
                                                                                             ===============

Divide ERV by $1000 (P)                                              0.9890

Raise to the power of                                                5.9838

Equals                                                               0.9360

Subtract 1                                                           -0.0840

Expressed as a Percentage - Equals the
 Average Annualized Total Return for the Period                      -8.40%
                                                            ================
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* Does NOT include sales charge for the period.